ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into as of December 19, 2007, by and between TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Assignor”), and G&E HEALTHCARE REIT COUNTY LINE ROAD, LLC, a Delaware limited liability company (“Assignee”), with reference to the following Recitals:

R E C I T A L S

A. Assignor is the “Purchaser” under that certain Purchase and Sale Agreement dated November 29, 2007, by and between BRCP Highlands Ranch, LLC, a Delaware limited liability company and Assignor (the “Purchase Agreement”), wherein Assignor agreed to purchase that certain improved real property commonly known as Highlands Ranch Healthcare Plaza, located at 200 & 206 West County Line Road, Highlands Ranch, County of Douglas, Colorado, as more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Assignor desires to assign and transfer to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, claim and interest in, to and under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

A G R E E M E N T

1. Assignment; Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest as “Purchaser” and otherwise in, to and under the Purchase Agreement. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement from and after the date hereof.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:	TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company
	By:	/s/ Jeff Hanson Name: Title:	Jeff Hanson Chief Investment Officer
ASSIGNEE:	G&E HEALTHCARE REIT COUNTY LINE ROAD, LLC,
a Delaware limited liability company
	By:	/s/ Shannon K S Johnson
		Name: Title:	Shannon K S Johnson Chief Financial Officer